NORTHERN POWER SYSTEMS CORP.

Lawrence Willey joins Northern Power Systems Executive Team
Energy industry veteran starts as new Chief Operating Officer

Barre, VT USA (June 2, 2014) – Northern Power Systems (TSX: NPS) today announced that Lawrence Willey has joined its executive team as the Chief Operating Officer. He brings over thirty years of experience in renewable energy & power technology to the company.

“Larry has strong expertise in operations and is a solid manager with an engineering background. We’re excited to bring his experience and insights into our business,” said Troy Patton, President and CEO of Northern Power Systems. “Larry is a pivotal part of our continued strategy to increase growth and profitability in our core markets.”

Before joining Northern Power Systems, Mr. Willey served as the Vice President of Energy and Business Services with Energy Northwest where he led the wind, hydro and solar segments of the business. Prior to Energy Northwest, he worked as the Vice President of Operations for Clipper Windpower where he managed the entire product delivery lifecycle including engineering, sourcing, manufacturing, installation, operations and services. Before joining Clipper, Mr. Willey worked with GE for 20 years and United Technologies Corporation (UTC) for 11 years in a variety of roles in nuclear, steam, wind energy and aircraft gas turbines.

“When you look at Northern Power’s product offerings, it’s impossible not to be excited,” said Mr. Willey. “Their passion for renewable energy and power technology runs for over 40 years and it’s great to be part of a growing team with unique experience delivering power solutions.”

Larry will take the leadership role for all operational matters for the company’s Engineering, Supply Chain, Production, Product Management, and Services organizations.

About Northern Power Systems

Northern Power Systems designs, manufactures, and sells wind turbines, and provides engineering development services and technology licenses for energy applications, into the global marketplace from its US headquarters and European offices.

•	Northern Power Systems has almost 40 years’ experience in technologies and products generating renewable energy.

•	Northern Power Systems currently manufactures the NPS™ 60 and NPS™ 100 turbines. With over 5 million run time hours across its global fleet, Northern Power wind turbines provide customers with clean, cost effective, reliable renewable energy.

•	Patented next generation permanent magnet/direct drive (PM/DD) technology uses fewer moving parts, delivers higher energy capture, and provides increased reliability due to reduced maintenance and downtime.

•	Northern Power Systems offers comprehensive in-house development services, including systems level engineering, advanced drivetrains, power electronics, PM machine design, and remote monitoring systems to the energy industry.

•	Some of the world’s largest manufacturers license the company’s next generation technology and IP for their utility and distributed wind products and markets.

To learn more about Northern Power Systems, please visit www.northernpower.com.

Notice regarding forward-looking statements:

This release includes forward-looking statements regarding Northern Power Systems Corp. and its business, which may include, but is not limited to, anticipated growth and profitability, expansion into new markets, and execution of the company’s growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Northern Power Systems Corp. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, including risks regarding the wind power industry, performance and acceptance of the company’s products, economic factors, competition, the equity markets generally and many other factors beyond the control of Northern Power Systems Corp. Although Northern Power Systems Corp. has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Northern Power Systems Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

For further information please contact:
Ciel R. Caldwell, Chief Financial Officer of Northern Power Systems, at +1-857-209-3606.